EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-74217 of Community Trust Bancorp, Inc. on Form S-8 of our reports dated March 11, 2005, relating to the consolidated financial statements of Community Trust Bancorp, Inc. and management’s report of the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Community Trust Bancorp, Inc. for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Louisville, Kentucky
March 11, 2005